EXHIBIT 107

Calculation of Filing Fee Table

FORM S-8
(Form Type)
GROVE COLLABORATIVE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity (3)	Class A common stock, $0.0001 par value	Rule 457(c) and Rule 457(h)	24,555,528	$4.64 (4)	$113,937, 649.92	.0000927	$10,562.02
Equity (5)	Class A common stock, $0.0001 par value	Rule 457(c) and Rule 457(h)	3,274,070	$4.64 (4)	$15,191,684.80	.0000927	$1,408.27
Equity (6)	Class A common stock, $0.0001 par value	Rule 457(h)	8,989,859	$2.69 (7)	$24,182,720.71	.0000927	$2,241.74
Equity (8)	Class B common stock, $0.0001 par value	Rule 457(h)	15,287,617	$4.09 (9)	$62,526,353.53	.0000927	$5,796.19
Equity (10)	Class A common stock, $0.0001 par value	Rule 457(c) and Rule 457(h)	18,481,237	$4.64 (4)	$85,752,939.68	.0000927	$7,949.30

Total Offering Amounts					$301,591,348.64		$27,957.52
Total Fee Offsets							—
Net Fee Due							$27,957.52

(1)Grove Collaborative Holdings, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement to register (i) 24,555,528 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), for issuance under the Grove Collaborative Holdings, Inc. 2022 Equity and Incentive Plan (the “2022 Plan”), (ii) 3,274,070 shares of Class A Common Stock for issuance under the Grove Collaborative Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”), (iii) 8,989,859 shares of Class A Common Stock that may be issued pursuant to the exercise of outstanding stock options under the Grove Collaborative, Inc. 2016 Equity Incentive Plan (the “2016 Plan” and, together with the 2022 Plan and the ESPP, the “Plans”), and (iv) 15,287,617 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) that may be issued pursuant to the exercise of outstanding stock options under the 2016 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares of Class A Common Stock, which may become issuable pursuant to the provisions of the Plans relating to adjustments for changes resulting from a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock.
(2)Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee.
(3)Represents shares of Class A Common Stock that may be issued under the 2022 Plan.
(4)Estimated pursuant to Rules 457(c) and (h) under the Securities Act solely for the purposes of calculating the amount of the registration fee, based on the average of the high and low sales prices of the Class A Common Stock reported on the New York Stock Exchange on August 30, 2022.
(5)Represents shares of Class A Common Stock that may be issued pursuant under the ESPP.
(6)Represents 8,989,859 shares of Class A Common Stock that may be issued pursuant to the exercise of outstanding stock options to purchase Class A Common Stock under the 2016 Plan.
(7)Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $2.69 per share represents the weighted average exercise price per share of outstanding stock option awards under the 2016 Plan.

(8)Represents 15,287,617 shares of Class B Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2016 Plan. Shares of Class B Common Stock acquired upon the exercise of such stock options Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis.
(9)Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $4.09 per share represents the weighted average exercise price per share of outstanding stock options to purchase Class B Common Stock under the 2016 Plan.
(10)Consists of (i) 3,655,559 shares of Class A Common Stock underlying stock option and restricted stock unit awards granted under the 2016 Plan to executive officers and directors, (ii) 32,200 fully vested shares of Class A Common Stock granted to non-executive officer employees of the Registrant prior to the filing of this Registration Statement, and (iii) 14,793,478 shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock underlying stock option and restricted stock unit awards granted under the 2016 Plan to executive officers and directors. These shares are being offered for resale by the selling stockholders named in the prospectus included in and filed with this Registration Statement.